UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

National CineMedia, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33296	20-5665602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 S. Syracuse Way, Suite 200
Centennial, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 792-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2026, National CineMedia, Inc. (the “Company”) announced that Thomas F. Lesinski, the Company’s Chief Executive Officer, will retire as part of a transition plan from his position as Chief Executive Officer and as a member of the Board of Directors (the “Board”), with an anticipated departure of December 31, 2026 (the “Transition Date”). In connection with the transition plan, the Board has commenced a formal search process to identify a successor chief executive officer. Mr. Lesinski will continue to serve as Chief Executive Officer and support the transition through the Transition Date to ensure continuity during this period.

In connection with Mr. Lesinski’s separation from the Company, the Company and Mr. Lesinski entered into a Transition and Separation Agreement and General Release (the “Transition and Separation Agreement”), dated as of November 9, 2026, pursuant to which he will receive the following severance payments and benefits: (i) a severance payment of $3,000,000 (minus applicable deductions and withholdings), payable over the 12-month period following the Transition Date; (ii) COBRA continuation for up to 12 months following the Transition Date; and (iii) eligibility for payment of any annual bonus earned in respect of the 2026 performance year. With respect to outstanding equity-based awards, Mr. Lesinski will generally receive pro-rata vesting through the Transition Date and, with respect to outstanding performance-based stock units, will remain eligible to vest in all or a portion of such awards based on actual performance achieved in respect of the applicable performance period. The foregoing payment and benefits are subject to Mr. Lesinski’s execution and non-revocation of an effective release of claims included in the Transition and Separation Agreement, and continued compliance with his restrictive covenants.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the foregoing events is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Date:	November 10, 2026	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng Chief FInancial OFficer